Exhibit 99.3

NEENAH, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On April 6, 2021, Neenah, Inc. ("Neenah" or the “Company”) purchased all of the outstanding equity of Global Release Liners, S.L., the parent company of Industrias de Transformacion de Andoain, S.A. (“Itasa”), from Magnum Capital and other minority shareholders for $243 million (€206 million), less cash received (the "Acquisition"). The Company incurred approximately $11.9 million of transaction costs directly related to the acquisition, including a $5.1 million loss on the foreign currency forward contracts. The purchase price of $243 million was financed through a new Term Loan B of $450 million. The proceeds from the new Term Loan were also used to refinance the existing 2020 Term Loan B of $200 million.

The following unaudited pro forma consolidated and combined financial statements are based on the historical consolidated financial statements of the Company and Itasa, adjusted to give effect to the Acquisition and related financing transaction. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 give effect to the Acquisition and related financing transaction as if they were completed on January 1, 2020. The unaudited pro forma consolidated and combined balance sheet as of December 31, 2020 gives effect to the Acquisition and related financing transaction as if they were completed on December 31, 2020. The historical financial information has been adjusted to give effect to the accounting required by accounting principles generally accepted in the United States of America (“U.S. GAAP”) for the transaction.

The information used as a basis for the unaudited pro forma financial statements as of and for the year ended December 31, 2020 is derived from the audited historical consolidated financial statements of the Company included in its 2020 Annual Report on Form 10-K and on the audited historical financial statements of Itasa for the year ended December 31, 2020 included elsewhere in this Form 8-K/A. The unaudited pro forma condensed and combined financial statements should be read in conjunction with these historical financial statements. Itasa reports in accordance with generally accepted accounting principles in Spain (“Spanish GAAP”), whereas the Company reports in accordance with U.S. GAAP. Itasa’s consolidated financial statements have been adjusted for purposes of these unaudited pro forma condensed combined financial statements to be presented on a U.S. GAAP basis consistent with the financial statements of Neenah. See Note 4, "Supplemental Information", for further detail.

The unaudited pro forma condensed and combined financial statements are subject to a number of assumptions which may not be indicative of the financial position and results of operations that would have occurred had the Acquisition and related financing transaction been effected on the assumed dates or on the financial position or results of operations that may be obtained in the future.

The unaudited pro forma condensed and combined financial statements reflect the Acquisition using the purchase method of accounting for business combinations in accordance with U.S. GAAP. The total purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed based on management’s preliminary estimates of their fair values based on information available to the Company as of the date of this report. These estimates and assumptions of fair values of assets acquired and liabilities assumed and the related pro forma operating results are subject to change that could result in material differences between the actual amounts and those reported in the unaudited pro forma condensed and combined financial statements.

NEENAH, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(In millions, except share and per share data)

	For the Year Ended December 31, 2020
	Historical Neenah, Inc.	Historical Itasa U.S. GAAP (Note 4)	Adjustments for Acquisition Accounting (Note 2)	Notes	Adjustments for Financing Arrangement (Note 3)	Notes	Combined Pro Forma
Net sales	$792.6	$115.5	$—		$—		$908.1
Cost of products sold	639.4	96.7	2.6	a, b, c, f	—		738.7
Gross profit	153.2	18.8	(2.6)		—		169.4
Selling, general and administrative expenses	88.0	11.2	2.8	d, e	—		102.0
Asset restructuring and impairment costs	57.8	—	—		—		57.8
Other restructuring and non-routine costs	4.2	—	—		—		4.2
COVID-19 costs	3.5	—	—		—		3.5
Loss on debt extinguishment	1.9	—	—		7.2	m	9.1
Pension settlement and other benefit costs	1.6	—	—		—		1.6
Acquisition-related costs and adjustments	1.5	—	11.9	g	—		13.4
Other expense - net	0.8	0.7	—		—		1.5
Operating income (loss)	(6.1)	6.9	(17.3)		(7.2)		(23.7)
Interest expense - net	12.6	0.7	0.8	f	5.3	l	19.4
Income (loss) before income taxes	(18.7)	6.2	(18.1)		(12.5)		(43.1)
Provision (benefit) for income taxes	(2.9)	1.3	(4.5)	g, h	(3.1)	l, m	(9.2)
Net income (loss)	$(15.8)	$4.9	$(13.6)		$(9.4)		$(33.9)

Earnings (Loss) Per Common Share
Basic	$(0.96)						$(2.04)
Diluted	$(0.96)						$(2.04)

Weighted Average Common Shares Outstanding (in thousands)
Basic	16,813						16,813
Diluted	16,813						16,813

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NEENAH, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(In millions)

	As of December 31, 2020
	Neenah, Inc.	Historical Itasa U.S. GAAP (Note 4)	Adjustments for Acquisition Accounting (Note 2)	Notes	Adjustments for Financing Arrangement (Note 3)	Notes	Combined Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$37.1	$17.7	$—		$(30.0)	n	$24.8
Accounts receivable, net	100.2	20.2	(0.5)	i	—		119.9
Inventories	108.9	18.9	5.1	i	—		132.9
Prepaid and other current assets	25.1	0.6	—		—		25.7
Total Current Assets	271.3	57.3	4.6		(30.0)		303.2
Property, Plant and Equipment, net	329.4	20.4	0.3	i	—		350.1
Finance Lease Right-of-Use Assets	—	—	22.7	i	—		22.7
Operating Lease Right-of-Use Assets	20.2	—	0.1	i	—		20.3
Deferred Income Taxes	18.3	0.7	—		—		19.0
Goodwill	87.4	60.3	80.9	i	—		228.6
Intangible Assets—net	62.6	12.2	96.5	i	—		171.3
Other Noncurrent Assets	17.4	0.4	—		—		17.8
TOTAL ASSETS	$806.6	$151.4	$205.1		$(30.0)		$1,133.1
							—
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Debt payable within one year	$4.9	$8.6	$—		$(7.2)	k	$6.3
Finance Lease liabilities payable within one year	—	—	0.8	i	—		0.8
Operating Lease liabilities payable within one year	3.2	—	0.1	i	—		3.3
Accounts payable	46.0	19.5	—		—		65.5
Accrued expenses	61.9	4.5	13.0	g, i	7.2	m	86.6
Total Current Liabilities	116.0	32.6	13.9		—		162.5
Long-term Debt	189.5	18.8	—		229.7	l	438.0
Noncurrent Finance Lease Liabilities	—	—	21.9	i	—		21.9
Noncurrent Operating Lease Liabilities	18.4	—	—	i	—		18.4
Noncurrent Employee Benefits	96.8	—	—		—		96.8
Deferred Income Taxes	12.3	5.3	20.4	g, i	(1.8)	m	36.2
Other Noncurrent Obligations	6.0	—	—		—		6.0
TOTAL LIABILITIES	439.0	56.7	56.2		227.9		779.8
Contingencies and Legal Matters	—	—	—		—		—
TOTAL STOCKHOLDERS’ EQUITY	367.6	94.7	(103.6)	g, j	(5.4)	m	353.3
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$806.6	$151.4	$(47.4)		$222.5		$1,133.1

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NEENAH, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Tabular amounts in millions)

1. BASIS OF PRO FORMA PRESENTATION
The Acquisition has been accounted for using the purchase method of accounting for business combinations in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC Topic 805”). Assets acquired and liabilities assumed have been recorded at their fair values as of the Acquisition date.

The following table summarizes the preliminary allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the date of Acquisition:

As of December 31, 2020
Assets Acquired
Cash and cash equivalents	$17.7
Accounts receivable	19.7
Inventories	24.0
Prepaid and other current assets	0.6
Property, plant and equipment	20.7
Finance lease Right-of-Use assets	22.7
Operating lease Right-of-Use assets	0.1
Deferred income taxes	0.7
Non-amortizable intangible assets	4.2
Amortizable intangible assets	104.5
Other assets	0.4
Acquired goodwill	141.2
Total assets acquired	356.5

Liabilities Assumed
Accounts payable	19.5
Accrued expenses	5.6
Long-term debt	27.4
Lease liabilities - Finance	22.7
Lease liabilities - Operating	0.1
Deferred income taxes	28.7
Total liabilities assumed	104.0

Net assets acquired	$252.5
The net assets acquired of $252.5 million (€205.9 million) is based on the euro to USD conversion rate of $1.2265 as of December 31, 2020.

Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with ASC Topic 805, goodwill will not be amortized and will be tested for impairment at least annually or more frequently if impairment indicators arise.

The value of inventory (including finished goods, work-in-process and raw materials) is based on estimated selling prices less converting and selling costs as appropriate for the class of inventory. Inventories are valued at $24.0 million (an increase of $5.1 million from Itasa’s historical values).

The value of finance and operating lease Right-of-Use ("ROU") assets acquired is based on a preliminary valuation analysis. Finance and operating lease ROU assets are valued at $22.7 million and $0.1 million respectively, with corresponding lease liabilities, with a weighted-average term of approximately 19.5 years and 2.3 years for finance and operating leases, respectively. The weighted-average discount rate used was 4.3% and 1.6% for finance and operating leases, respectively. These estimates are based on a preliminary valuation and are subject to change upon management’s review of the final valuation.

The value of property, plant and equipment acquired is based on a preliminary valuation analysis. Property, plant and equipment is valued at $20.7 million (an increase of $0.3 million from Itasa’s historical value) with an estimated useful life of approximately 7.7 years. These estimates are based on a preliminary valuation and are subject to change upon management’s review of the final valuation.

The intangible assets are valued at $108.7 million (an increase of $96.5 million from Itasa’s historical value). Intangible assets with definite lives are valued at $104.5 million with a weighted average estimated useful life of approximately 14.4 years. These estimates are based on a preliminary valuation using the income method and are subject to change upon management’s review of the final valuation.

An adjustment of $20.4 million was recorded for deferred taxes required under ASC Topic 740, Income Taxes (“ASC Topic 740”), for the difference between the revised book basis, i.e. fair value, of the assets acquired other than goodwill, and liabilities assumed and the carryover tax basis of those assets and liabilities.

The actual allocation of the purchase price and the related useful lives of the assets acquired and the resulting effect on income from operations may differ materially from the pro forma amounts.

2. PRELIMINARY PRO FORMA ACQUISITION ADJUSTMENTS
Following are the acquisition accounting adjustments relating to the Pro Forma Condensed and Combined financial statements of the Company:
(a) To increase costs of products sold by $5.0 million for the year ended December 31, 2020 to reflect the fair value of inventory and an adjustment for inventory obsolescence.

(b) To record the elimination of depreciation expense of $4.3 million for the year ended December 31, 2020 relating to the historical cost of property, plant and equipment of Itasa.

(c) To record depreciation expense of $2.5 million for the year ended December 31, 2020 based on the estimated fair value of property, plant and equipment acquired. Depreciation expense is calculated using the straight-line method over the estimated useful lives of property, plant and equipment. The pro forma amounts reflect preliminary fair values estimated by management and may vary as the final purchase allocation and ultimate determination of the related useful lives of the assets acquired are finalized.

(d) To eliminate amortization expense of intangible assets of $4.0 million for the year ended December 31, 2020 relating to the historical cost of intangible assets of Itasa.

(e) To record amortization expense of intangible assets of $6.8 million for the year ended December 31, 2020 based on the fair value of intangible assets acquired. The pro forma amounts reflect preliminary fair values estimated by management and may vary as the final purchase allocation and related useful life of the assets acquired are subject to completion of the valuation. The following table presents the fair value and estimated useful lives for acquired intangible assets with definite lives.

	Preliminary Fair Value	Estimated Useful Lives (in Years)	Amortization for the Year Ended December 31, 2020
Amortizable intangible assets:
Customer based intangibles	$100.5	15	$6.3
Acquired technology	4.0	7	0.5
Total	104.5		6.8

Non-amortizable intangible assets - trademarks	4.2

Total intangible assets	$108.7		$6.8
(f) To adjust the cost of products sold and interest expense for the finance lease expense and amortization of $(0.6) million and $0.8 million, respectively, for the year ended December 31, 2020.

(g) To adjust for the nonrecurring transaction costs of $11.9 million related to the acquisition (including a $5.1 million loss on the foreign currency forward contracts). The tax impact of these costs was $3.0 million.

(h) To record an income tax benefit of $4.5 million for the year ended December 31, 2020 by applying the Spanish statutory tax rate of 24 percent and the U.S. federal and state tax rate of 25 percent to the respective pro forma adjustments.

(i) To record the preliminary fair value of assets and liabilities acquired. See Note 1.

(j) Reflects the elimination of Itasa’s stockholders’ equity as a result of the purchase by the Company.

3. PRO FORMA FINANCING ADJUSTMENTS
In connection with the Acquisition, on April 6, 2021, the Company refinanced the Term Loan B and increased the principal balance from $200 million to $450 million. The Term Loan B has a seven year term and is repayable in equal quarterly installments commencing on September 30, 2021 in an aggregate annual amount equal to 1% of the original principal amount. The applicable interest rate under the Term Loan B was 3.50% as of April 6, 2021, which represented a 150 basis point reduction in interest rate compared to the previous Term Loan B. The Company also extinguished the existing third-party debt of Itasa.

Following are the financing transaction adjustments relating to the Pro Forma Condensed and Combined financial statements of the Company:
(k) To reflect the decrease of $7.2 million in debt payable within one year and increase in long-term debt of $229.7 million primarily due to the refinancing of the Term Loan B (net of original issuance discount and debt issuance costs), and the extinguishment of Itasa debt of $27.4 million.

As of December 31, 2020
Debt payable within one year:
Increase for new Term Loan B	$3.4
Decrease for 2020 Term Loan B	(2.0)
Decrease for Itasa debt	(8.6)
Pro forma adjustment	$(7.2)

Long-term debt:
Increase for new Term Loan B	$446.6
Decrease for 2020 Term Loan B	(197.0)
Debt issuance costs	(1.1)
Decrease for Itasa debt	(18.8)
Pro forma adjustment	$229.7

(l) To record the net increase in interest expense of $5.3 million (tax adjustment of $1.3 million), resulting from interest on the refinanced Term Loan B and the extinguishment of Itasa's existing debt and the amortization of the related debt issuance costs and original issuance discounts.

For the Year Ended December 31, 2020
Interest expense:
Interest expense on new Term Loan B	$15.6
Amortization of new debt issuance costs	1.4
Elimination of interest expense and amortization of debt issuance costs on the 2020 Term Loan B	(10.9)
Elimination of Itasa interest expense	(0.8)
Pro forma adjustment to interest expense	$5.3

For every 0.125% variance in the interest rate, the interest expense would change by $0.6 million.

(m) To adjust for nonrecurring costs of $7.2 million related to the financing transaction. The tax impact of these costs was $1.8 million.
(n) Adjustment primarily relates to the extinguishment of Itasa's existing debt.

4. SUPPLEMENTAL INFORMATION
The historical financial statements of Itasa were prepared in accordance with Spanish GAAP in euros and have been adjusted to: (i) conform to U.S. GAAP, and (ii) translate the financial statements into U.S. dollars based on the historical exchange rates below.
Euro to USD conversion rate as of December 31, 2020 (used for the Balance Sheet): $1.2265.
Euro to USD conversion rate for the year ended December 31, 2020 (used for the Income Statement): $1.1410.

ITASA SPANISH GAAP/U.S. GAAP RECONCILIATION OF THE STATEMENT OF OPERATIONS
(In millions)

	For the Year Ended December 31, 2020
	Spanish GAAP in Euros	U.S. GAAP Reconciliation in Euros	Notes	Reclassifications in Euros (Note a)	U.S. GAAP in Euros	U.S. GAAP in USD
Net sales	€101.2	€—		€—	€101.2	$115.5
Cost of products sold	—	—	c	84.7	84.7	96.7
Consumption of raw materials and other inputs	59.4	—		(59.4)	—	—
Change in inventories of finished goods and work in progress	3.9	—		(3.9)	—	—
Gross profit	37.9	—		(21.4)	16.5	18.8
Selling, general and administrative expenses	—	(4.9)	b	14.7	9.8	11.2
Other operating income	(0.1)	—		0.1	—	—
Personnel expenses	11.6	—		(11.6)	—	—
Other operating expenses	12.3	—		(12.3)	—	—
Depreciation of fixed assets	12.2	—		(12.2)	—	—
Other (income) expense - net	(0.1)	—	c	0.7	0.6	0.7
Operating income	2.0	4.9		(0.8)	6.1	6.9
Interest expense (net)	—	—		0.7	0.7	0.7
Financial expenses	0.8	—		(0.8)	—	—
Exchange differences	0.6	—		(0.6)	—	—
Impairment losses from disposals of financial instruments	0.1	—		(0.1)	—	—
Income before income taxes	0.5	4.9		—	5.4	6.2
Provision (benefit) for income taxes	1.0	0.1	b	—	1.1	1.3
Net income (loss)	€(0.5)	€4.8		€—	€4.3	$4.9

ITASA SPANISH GAAP/U.S. GAAP RECONCILIATION OF THE BALANCE SHEET
(In millions)

	As of December 31, 2020
	Spanish GAAP in Euros	U.S. GAAP Reconciliation in Euros	Notes	Reclassifications in Euros (Note a)	U.S. GAAP in Euros	U.S. GAAP in USD
ASSETS
Current Assets
Cash and cash equivalents	€14.4	€—		€—	€14.4	$17.7
Accounts receivable, net	16.4	—		—	16.4	20.2
Inventories	15.4	—		—	15.4	18.9
Prepaid and other current assets	0.5	—		—	0.5	0.6
Total Current Assets	46.7	—		—	46.7	57.3
Property, Plant and Equipment, net	16.6	—	c	—	16.6	20.4
Deferred Income Taxes	0.6	—		—	0.6	0.7
Goodwill	30.3	18.9	b	—	49.2	60.3
Intangible Assets—net	9.9	—		—	9.9	12.2
Other Noncurrent Assets	0.4	—		—	0.4	0.4
TOTAL ASSETS	€104.5	€18.9		€—	€123.4	$151.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Debt payable within one year	€7.1	€—		€(0.1)	€7.0	$8.6
Accounts payable	19.5	—		(3.6)	15.9	19.5
Accrued expenses	—	—		3.7	3.7	4.5
Total Current Liabilities	26.6	—		—	26.6	32.6
Long-term Debt	15.3	—		—	15.3	18.8
Deferred Income Taxes	4.0	0.3		—	4.3	5.3
TOTAL LIABILITIES	45.9	0.3		—	46.2	56.7
Contingencies and Legal Matters	—	—		—	—	—
TOTAL STOCKHOLDERS’ EQUITY	58.6	18.6	b, c	—	77.2	94.7
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	€104.5	€18.9		€—	€123.4	$151.4

Notes:
(a) Represents reclassifications to conform to the Company's financial statement presentation format.

(b) To reverse the amortization of goodwill. Under Spanish GAAP, goodwill is amortized on a straight line basis over 10 years. Under U.S. GAAP, goodwill is not amortized for public entities. Therefore, the goodwill amortization for the year ended December 31, 2020 of €4.9 million (€4.8 million, net of tax) and the accumulated amortization as of December 31, 2020 of €18.9 million (€18.6 million, net of tax) have been reversed.

(c) To reclassify €0.05 million (€0.04 million, net of tax) of government grants from stockholders' equity to property, plant and equipment, net. Under Spanish GAAP, non-repayable government grants are recorded within stockholders' equity and amortized into the statement of operations in proportion with the depreciation charge for the assets acquired using the grants. Under U.S. GAAP, government grants are recorded as a reduction in the carrying value of the related assets.